(EXHIBIT 14(A))

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees of Turner Funds:

We consent to the use of our report dated November 18, 2005, with respect to the financial statements of Turner Strategic Growth Fund, (the "Fund"), one of the funds constituting Turner Funds as of September 30, 2005, incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" and "Experts" in the combined proxy/prospectus statement filed on Form N-14.

                                                        /s/ KPMG LLP

Philadelphia, Pennsylvania
March 30, 2006